                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                             IMPCO Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            IMPCO TECHNOLOGIES, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 15, 1998

                            ------------------------

    IMPCO Technologies, Inc. will hold its Annual Meeting of Stockholders at the Sheraton Cerritos Hotel Towne Center, 12725 Center Court Drive, Cerritos, California 90703, on Thursday, October 15, 1998 at 1:30 p.m.

    We are holding this meeting:

    - To elect three directors for terms of three years;

    - To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants; and

    - To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on September 1, 1998, are entitled to notice of and to vote at the meeting and any adjournment thereof. The vote of each stockholder is important. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly.

                                          By Order of the Board of Directors,

                                          Dale L. Rasmussen
                                          SECRETARY

Cerritos, California
September 10, 1998

                            IMPCO TECHNOLOGIES, INC.

                              16804 GRIDLEY PLACE

                           CERRITOS, CALIFORNIA 90703

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         INFORMATION REGARDING PROXIES

    This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of IMPCO Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, October 15, 1998, at 1:30 p.m. at the Sheraton Cerritos Hotel Towne Center, 12725 Center Court Drive, Cerritos, California 90703, and any adjournment thereof.

    These proxy materials are being mailed to stockholders commencing on or about September 10, 1998. Expenses of solicitation of proxies will be paid by the Company. Solicitation will be by mail. There may be telegraph, telephone or personal solicitations by directors, officers, and employees of the Company which will be made without paying them additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

    If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, it will be voted (i) for all of the nominees for the Company's Board of Directors listed in this Proxy Statement and (ii) for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants. If other matters come before the meeting, it will be voted in accordance with the best judgment of the persons named as proxies in the enclosed proxy. Execution of the proxy will not in any way affect a stockholder's right to attend the meeting or prevent voting in person. A proxy may be revoked at any time by delivering written notice to the Secretary of the Company before it is voted.

    Only stockholders of record at the close of business on September 1, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of shares of Common Stock and 1993 Series 1 Preferred Stock representing one-third of the outstanding voting rights of the stockholders entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, each consisting of three Directors, with the three classes serving staggered three-year terms. The Directors elected at the Annual Meeting will be elected for three-year terms. Each Director will hold office until the first meeting of stockholders immediately following expiration of his term of office and until his successor is qualified and elected.

    Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

    Directors are elected by a plurality of the votes cast by the holders of the Common Stock and the 1993 Series 1 Preferred Stock present in person or represented by proxy and entitled to vote at the Annual

Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote.

                          INFORMATION ABOUT DIRECTORS
                           AND NOMINEES FOR ELECTION

    The names and ages of the nominees and the other Directors, the year in which each first became a director of the Company, their principal occupations and certain other information are as follows:

                NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2001

    PAUL MLOTOK, age 53, has been a Director since April 1997 and is Chair of the Strategic Planning Committee. He has been a Principal of Global Business Network, a consulting firm specializing in strategy development particularly in the energy and natural resources industries, since June 1995. From 1989 to 1995, he was a Principal and analyst at Morgan Stanley & Co.

    ULRICH RUETZ, age 58, has been nominated to fill a vacant position on the Board of Directors.(1) He has been the Chairman and Chief Executive Officer of BERU AG since 1997 and Managing Director of BERU AG and its predecessors since 1983. BERU AG, headquartered in Ludwigsburg, Germany, manufactures and markets worldwide cold-start systems for diesel engines and ignition systems for gasoline engines used in automotive vehicles and stationary engines.

    ROBERT M. STEMMLER, age 62, has been a Director since May 1993, and became the President and Chief Executive Officer of the Company on July 1, 1993 and has acted as interim Chair of the Board of Directors since June 1998. He was a full-time consultant to the Company from December 1992 until becoming President and CEO. From 1988 until December 1992, Mr. Stemmler was the Chief Operating Officer of Sargent Fletcher Company, a manufacturer of fuel tanks, aerial refueling systems and specialty mission equipment for military aircraft. He was the General Manager of IMPCO Technologies, Inc. from 1982 to 1985.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THESE
                                   NOMINEES.
                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999

    NORMAN L. BRYAN, age 57, has been a Director since November 1993 and is Chair of the Audit Committee. He has been a consultant since 1995. Prior to retiring in 1994 from Pacific Gas and Electric Company, he was Vice President, Marketing from February 1993 until December 1994, and was Vice President, Clean Air Vehicles from February 1991 to February 1993.

    CHRISTOPHER G. MUMFORD, age 52, has been a Director since June 1998. He is a private investor and was a Managing Director of Questor Partners Fund, L.P., a private investment partnership, from 1995 through 1997. He has served as a Director of Crown Pacific Partners, L.P. and predecessor entities since 1992, and has served as an officer or director of other private companies, including Executive Vice President, Treasurer, Chief Financial Officer and Director of Arcata Corporation 1982-1994, Director of Ryder TRS, Inc. 1996-1997 and Director of Ockham Personal Insurance Holdings PLC (London, England) 1996-1997.

    DON J. SIMPLOT, age 63, has been a Director since May 1978 and is Chair of the Compensation Committee. He is the President of Simplot Industries, Inc., which is engaged in agricultural enterprises, and a Vice President of J.R. Simplot Company, which is also engaged in agricultural enterprises. Mr. Simplot is a Director of Micron Technology, Inc., a designer and manufacturer of semiconductor memory components primarily used in various computer applications.

------------------------

(1) V. Robert Colton, whose term as a Director expires in 1998, is retiring from the Board of Directors.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000

    EDWARD L. SCARFF, age 67, has been a Director since June 1998. He is a private investor and has been a Principal of the General Partner of Questor Partners Fund, L.P., a private investment partnership, since 1995. He has been a director of The Clorox Company since 1986. He has also been an officer or director of numerous private companies, including Director of Channel Master Holdings since 1997, Director of Ryder TRS, Inc. 1996-1998, Director of Ockham Personal Insurance Holdings PLC (London, England) 1996-1997 and Chairman of Arcata Corporation 1982-1994.

    RAWLAND F. TAPLETT, age 77, has been a Director of the Company since May 1978 and is Chair of the Executive Committee. He served as Chair of the Board of Directors from 1979 to 1997. He is the founder and owner of R.F. Taplett Fruit and Storage Company, a grower, packer and marketer of fruit.

    DOUGLAS W. TOMS, age 68, has been a Director of the Company since October 1980. He served as President and Chief Executive Officer of the Company from October 1980 to April 1989. Since April 1989, Mr. Toms has been a consultant to American Honda Motor Company, Inc.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the fiscal year ended April 30, 1998, there were five meetings of the Board of Directors. Each Director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the Director served, with the exception of V. Robert Colton.

    Members of the Executive Committee are Rawland F. Taplett, Chair, Robert M. Stemmler and Douglas W. Toms. The Executive Committee has the authority to exercise all of the authority of the Board of Directors, except that it may not recommend to the stockholders proposals to be approved by the stockholders, amend the Bylaws, or amend the Certificate of Incorporation. The Executive Committee met one time during the fiscal year ended April 30, 1998.

    Members of the Audit Committee are Norman L. Bryan, Chair, V. Robert Colton and Paul Mlotok. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit and the Company's accounting policies and financial reporting. The Audit Committee met two times during the fiscal year ended April 30, 1998.

    Members of the Compensation Committee are Don J. Simplot, Chair, Norman L. Bryan and Rawland F. Taplett. The function of the Compensation Committee is to consider and propose executive compensation policies and submit to the Board of Directors reports recommending compensation to be paid to the Company's executive officers. The Compensation Committee met one time during the fiscal year ended April 30, 1998.

    Members of the Strategic Planning Committee are Paul M. Mlotok, Chair, Don
J. Simplot and Robert M. Stemmler. This committee is responsible for developing long-term strategic planning for consideration by the Board of Directors. The Strategic Planning Committee met two times during the fiscal year ended April 30, 1998.

    The Board of Directors does not have a standing nominating committee.

                           COMPENSATION OF DIRECTORS

    Each Director who is not an employee of the Company is paid an attendance fee of $1,000, plus out-of-pocket expenses, for each Board or committee meeting attended. In addition, annual remuneration is paid to the following: Chair of the Board of Directors--$25,000; Chair of the Executive Committee-- $15,000; Chair of Strategic Planning Committee--$5,000; Chairs of Audit and Compensation Committees--$3,000.

    A total of 290,000 options have been granted to Directors under the 1993 Stock Option Plan for Nonemployee Directors, of which 210,000 remain unexercised and are held by Messrs. Bryan, Colton, Mlotok, Simplot, Taplett and Toms. 60,000 options were available for future grants as of April 30, 1998. Option exercise prices are the higher of (i) the average market value of the stock for the 15 trading days following the date of grant and (ii) the market value on the fifteenth trading day following the date of grant. Options are not assignable and vest cumulatively at the rate of 25% annually, beginning on the first anniversary date of grant. However, if a Director dies, becomes disabled or retires at age 62 or later, then options vest at the rate of 25% for each full calendar year in which optionee served as a Director of the Company. Options must be exercised while a Director or within three months following termination as Director, unless termination results from death or disability, in which case options may be exercised during the one-year period following termination. In no event may options be exercised more than ten years after date of grant.

                               VOTING SECURITIES

    Stockholders of record at the close of business on September 1, 1998 are eligible to vote at the Annual Meeting. The voting securities of the Company consist of Common Stock and 1993 Series 1 Preferred Stock. At August 1, 1998, 7,187,436 shares of Common Stock and 5,950 shares of 1993 Series 1 Preferred Stock were outstanding.

    Each outstanding share of Common Stock is entitled to one vote on all matters to be presented at the meeting. Each share of 1993 Series 1 Preferred Stock is also entitled to vote on all such matters and is entitled to the number of votes equal to the number of full shares of Common Stock into which it was convertible on the record date. On that date, each share of 1993 Series 1 Preferred Stock was convertible into the number of shares of Common Stock that results from dividing $1,000 by a conversion price of $5.29 per share, or 189 votes per share.

                     OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                  COMMON STOCK

    The following table sets forth information as of August 1, 1998, with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite its name.

                                                                AMOUNT AND NATURE OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP   OF CLASS
--------------------------------------------------------------  --------------------  -----------
Questor Partners Fund, L.P. ..................................         2,034,211(1)        26.07%
  103 Springer Building
  3411 Silverside Road
  Wilmington, DE 19810

Rawland F. Taplett ...........................................           586,892(2)         7.92%
  P.O. Box 2188
  Wenatchee, WA 98801

BERU AG ......................................................           558,478            7.77%
  Moerikestrasse 155
  Ludwigsburg, Germany

------------------------

(1) Includes 95,095 shares of common stock owned by Questor Side-by-Side Partners, L.P. ("Questor SBS"), 573,048 shares subject to conversion rights under 3,032 shares of 1993 Series 1 Preferred Stock and 41,202 shares subject to conversion rights under 218 shares of 1993 Series 1 Preferred Stock owned by Questor SBS.

(2) Includes 50,000 shares subject to options under the Directors Stock Option Plan and 170,100 shares subject to conversion rights under 900 shares of 1993 Series 1 Preferred Stock.

                                PREFERRED STOCK

    The following table sets forth information as of August 1, 1998, with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding 1993 Series 1 Preferred Stock. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                                                                 AMOUNT AND NATURE OF      PERCENT
NAME OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP     OF CLASS
--------------------------------------------------------------  -----------------------  -----------
Questor Partners Fund, L.P. ..................................             3,250(1)           54.62%
  103 Springer Building
  3411 Silverside Road
  Wilmington, DE 19810
Don J. Simplot ...............................................               900              15.13%
  P.O. Box 27
  Boise, ID 83707
Rawland F. Taplett ...........................................               900              15.13%
  P.O. Box 2188
  Wenatchee, WA 98801
Douglas W. Toms ..............................................               450               7.56%
  2001 Lakewood
  Olympia, WA 98501
Dale L. Rasmussen ............................................               450               7.56%
  29409-232nd Avenue S.E.
  Black Diamond, WA 98010
                                                                           -----         -----------
                                                                           5,950             100.00%

------------------------

(1) Includes 218 shares owned by Questor Side-by-Side Partners, L.P.

                            OWNERSHIP OF MANAGEMENT

    The following table sets forth information as of August 1, 1998, as to the number of shares of Common Stock and 1993 Series 1 Preferred Stock beneficially owned by (i) each Director, (ii) the executive officers named in the Summary Compensation Table and (iii) all Directors and executive officers as a group. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                                                                                AMOUNT AND
                                                                                NATURE OF
TITLE OF                                                                        BENEFICIAL     PERCENT OF
CLASS                            NAME OF BENEFICIAL OWNER                       OWNERSHIP        CLASS
---------    -----------------------------------------------------------------  ----------     ----------
 Common      Norman L. Bryan..................................................     21,000(1)      *
 Common      V. Robert Colton.................................................    146,666(2)       2.03%
 Common      Thomas M. Costales...............................................     10,000(3)      *
 Common      Syed Hussain.....................................................     -0-            *
 Common      Paul Mlotok......................................................      5,000(4)      *
 Common      Christopher G. Mumford...........................................  2,034,211(5)      26.07%
 Common      Dale L. Rasmussen................................................    144,981(6)       1.98%
 Common      Hans Roehricht...................................................      6,833(7)      *
 Common      Ulrich Ruetz.....................................................    558,478(8)       7.77%
 Common      Edward L. Scarff.................................................  2,034,211(9)      26.07%
 Common      Don J. Simplot...................................................    295,901(10)      4.01%
 Common      Robert M. Stemmler...............................................    131,241(11)      1.79%
 Common      Rawland F. Taplett...............................................    586,892(12)      7.92%
 Common      Douglas W. Toms..................................................    240,715(13)      3.29%
 Common      All executive officers and directors as a group (14 persons).....  4,181,918         48.06%
Preferred    See "Ownership of Certain Beneficial Owners--Preferred Stock" for
               ownership of 1993 Preferred Stock
             All executive officers and directors as a group (14 persons).....      5,950(14)    100.00%

------------------------

*   Less than 1%

 (1) Includes 20,000 shares subject to options under Directors Stock Option
     Plan.

 (2) Includes 30,000 shares subject to options under Directors Stock Option Plan. Mr. Colton's term as a Director ends in 1998 and he had declined to be nominated for reelection to the Board of Directors.

 (3) Includes 9,000 shares subject to options under Incentive Stock Option Plan.

 (4) 5,000 shares subject to options under Directors Stock Option Plan.

 (5) Shares voting and investment power with respect to shares beneficially owned by Questor Partners Fund, L.P. and Questor Side-by-Side Partners, L.P. See "Ownership of Certain Beneficial Owners."

 (6) Includes 25,000 shares subject to options under Incentive Stock Option Plan, 33,334 shares subject to options under the 1991 Executive Stock Option Plan and 85,050 shares subject to conversion rights under 450 shares of 1993 Series 1 Preferred Stock.

 (7) 6,833 shares subject to options under Incentive Stock Option Plan. Mr. Roehricht was an officer of the Company until July 16, 1997.

 (8) Shares voting and investment power with respect to 558,478 shares owned by BERU AG.

 (9) Shares voting and investment power with respect to shares beneficially owned by Questor Partners Fund, L.P. and Questor Side-by-Side Partners, L.P. See "Ownership of Certain Beneficial Owners."

 (10) Includes 30,000 shares subject to options under Directors Stock Option Plan and 170,100 shares subject to conversion rights under 900 shares of 1993 Series 1 Preferred Stock.

 (11) Includes 130,000 shares subject to options under Incentive Stock Option Plan and 1,241 shares held in a self-directed 401(k) plan.

 (12) Includes 50,000 shares subject to options under Directors Stock Option Plan and 170,100 shares subject to conversion rights under 900 shares of 1993 Series 1 Preferred Stock.

 (13) Includes 50,000 shares subject to options under Directors Stock Option Plan and 85,050 shares subject to conversion rights under 450 shares of 1993 Series 1 Preferred Stock.

 (14) Includes 3,250 shares owned by Questor Partners Fund, L.P. and Questor Side-by-Side Partners, L.P. See footnotes (5) and (8) above.

                               EXECUTIVE OFFICERS

    The following are the executive officers of the Company. Executive officers are elected by the Board of Directors. For information concerning Common Stock and 1993 Series 1 Preferred Stock beneficially owned by the executive officers, see "Ownership of Management."

    ROBERT M. STEMMLER. See description under "Election of
Directors--Information About Directors and Nominees for Election."

    DALE L. RASMUSSEN, age 48, has been the Senior Vice President and Secretary since June 1989. He joined the Company in 1984 as Vice President of Finance and Administration.

    SYED HUSSAIN, age 45, has been Vice President of Technology and Automotive OEM Operations since November 7, 1996. Mr. Hussain joined the Company in 1992 and held various positions with the Company before becoming a Vice President.

    THOMAS M. COSTALES, age 51, has been the Treasurer and Chief Financial Officer of the Company since March 1995. From September 1993 until joining the Company, he was Vice President and Controller of the Omnifax division of Danka Industries, Inc. He held a similar position with Omnifax's predecessor, Telautograph Corporation, from 1987 until it was acquired by Danka Industries.

    HANS J. ROEHRICHT, age 57, was the Vice President of Gaseous Fuel Products from November 1996 until July 16, 1997 and is now Director of Strategic Planning. He joined the Company in 1990 and held various positions with the Company prior to November 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                ------------
                                                         ANNUAL COMPENSATION     SECURITIES
                                                        ----------------------   UNDERLYING
                                               FISCAL     SALARY        BONUS     OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR      ($)(1)         ($)    (IN SHARES)    COMPENSATION
---------------------------------------------  ------   ----------     -------  ------------   ------------
Robert M. Stemmler ..........................   1998    $229,673       $96,000    200,139(2)     $25,631(3)
President and Chief                             1997     197,917        62,600     58,535(2)      31,181
Executive Officer                               1996     198,000        61,500     20,000(2)      25,878

Dale L. Rasmussen ...........................   1998    $ 92,633       $26,000     60,000(2)     $15,869(4)
Senior Vice President                           1997      92,000        12,000     12,000(2)      16,170
and Secretary                                   1996      93,416        13,000     -0-            14,865

Syed Hussain ................................   1998    $134,321       $30,500    100,000(2)     $13,052(5)
Vice President of Technology                    1997     108,333        27,900     17,000(2)      10,900
and Automotive OEM Operations                   1996      94,385        23,000      3,000(2)       9,400

Thomas M. Costales ..........................   1998    $118,458       $36,000     40,237(2)     $19,238(6)
Treasurer and Chief                             1997     104,188        30,600      7,048(2)      17,355
Financial Officer                               1996     101,755        17,300     -0-            15,249

Hans Roehricht ..............................   1998    $128,167(7)    $30,500    100,276(2)     $19,812(8)
Vice President of                               1997     109,167        24,300     11,035(2)      15,793
Gaseous Fuel Products                           1996     101,538        17,000      2,500(2)      13,990

--------------------------

(1) Includes amounts deferred by executive officers pursuant to the IMPCO Employee Savings Plan and Deferred Compensation Plan.

(2) Options under Incentive Stock Option Plans.

(3) Group term life insurance premium of $9,828, Christmas bonus of $1,000, automobile allowance of $11,791 and Company's contribution of $3,012 pursuant to the IMPCO Employee Savings Plan.

(4) Group term life insurance premium of $1,414, Company's contribution of $2,126 pursuant to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and automobile allowance of $11,329.

(5) Group term life insurance premium of $261, Christmas bonus of $1,000 and automobile allowance of $11,791.

(6) Group term life insurance premium of $4,032, Company's contribution of $2,415 pursuant to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and automobile allowance of $11,791.

(7) Mr. Roehricht was an executive officer of the Company until July 16, 1997.

(8) Group life insurance premium of $4,050, Company's contribution of $2,971 to the IMPCO Employee Savings Plan, Christmas bonus of $1,000 and automobile allowance of $11,791.

                      OPTIONS GRANTED IN FISCAL YEAR 1998

    The following table provides information with respect to options granted during the last fiscal year.

                                                                                    INDIVIDUAL GRANTS
                                                                 --------------------------------------------------------
                                                                  NUMBER OF
                                                                   SHARES        % OF TOTAL
                                                                 UNDERLYING    OPTIONS GRANTED    EXERCISE
                                                                   OPTIONS     TO EMPLOYEES IN    PRICE PER   EXPIRATION
NAME                                                             GRANTED(1)      FISCAL YEAR        SHARE        DATE
---------------------------------------------------------------  -----------  -----------------  -----------  -----------
Robert M. Stemmler.............................................     200,000              25%      $    7.63     05/22/07
Robert M. Stemmler.............................................         139               0%          11.00     01/02/08
Dale L. Rasmussen..............................................      40,000               5%           7.63     05/22/07
Dale L. Rasmussen..............................................      20,000               3%           8.00     06/30/07
Syed Hussain...................................................     100,000              13%           7.63     05/22/07
Thomas M. Costales.............................................      40,000               5%           7.63     05/22/07
Thomas M. Costales.............................................         237               0%          11.00     01/02/08
Hans J. Roehricht..............................................     100,000              13%           7.63     05/22/07
Hans J. Roehricht..............................................         276               0%          11.00     01/02/08

                              POTENTIAL REALIZABLE
                            VALUE AT ASSUMED ANNUAL
                              RATES OF STOCK PRICE
                        APPRECIATION FOR OPTION TERM(2)

NAME                                                                                          5%          10%
----------------------------------------------------------------------------------------  ----------  ------------
Robert M. Stemmler......................................................................  $  960,655  $  2,434,488
Dale L. Rasmussen.......................................................................     292,562       741,409
Syed Hussain............................................................................     479,847     1,216,025
Thomas M. Costales......................................................................     193,578       490,565
Hans J. Roehricht.......................................................................     481,756     1,220,864

------------------------

(1) Material terms of options granted under the Incentive Stock Option Plans are as follows: Options are granted at the fair market value of the Common Stock on the date of grant and vest cumulatively at the rate of 40% after the first two years following the date of the grant and 20% each year thereafter so that the employee is 100% vested after five years. However, if employment terminates due to death or disability, retirement at or after age 62, or termination without cause, then options vest at the rate of 25% for each full calendar year of employment. Options may be exercised only while an optionee is employed by the Company, or within three months following termination of employment. However, if termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after date of grant.

(2) Based on ten-year option term and annual compounding at rates shown. The dollar amounts under these columns are the results of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock. No gain to optionees is possible without stock price appreciation, which will benefit all stockholders on a commensurate basis.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                                      AND
                         FISCAL YEAR-END OPTION VALUES

    The following table provides information with respect to exercise of options during fiscal year 1998 and the value of unexercised options at the end of fiscal year 1998.

                                                                              NUMBER OF
                                                                             UNEXERCISED
                                                                             OPTIONS (IN
                                                                               SHARES)        VALUE OF UNEXERCISED
                                                                              AT FISCAL       IN-THE-MONEY OPTIONS
                                                SHARES                        YEAR-END       AT FISCAL YEAR-END(2)
                                              ACQUIRED ON      VALUE      -----------------  ----------------------
                                               EXERCISE      REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                                              (#)         ($)(1)        UNEXERCISABLE        UNEXERCISABLE
--------------------------------------------  -----------  -------------  -----------------  ----------------------
Robert M. Stemmler..........................      -0-           -0-         117,500/281,174  $   426,675/$1,348,490
Dale L. Rasmussen...........................      19,380    $   226,552       58,334/72,000         449,506/359,800
Syed Hussain................................      13,200    $    62,280         -0-/118,800             -0-/593,766
Thomas M. Costales..........................      -0-           -0-            9,000/50,285          31,500/242,686
Hans J. Roehricht...........................      -0-           -0-           6,833/112,811          42,035/555,575

------------------------

(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on the date each option was exercised and the exercise price of the options.

(2) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on April 30, 1998 ($12.50) and the exercise price of the options.

                              EMPLOYMENT AGREEMENT

    An Employment Agreement between the Company and Robert M. Stemmler provides for two consecutive twelve month periods of employment of Mr. Stemmler as the President and Chief Executive Officer, commencing April 1, 1997. It is subject to certain termination events, which include Mr. Stemmler's resignation and the Company's right to terminate him with or without cause upon payment of lump sum equal to 100% in the first term and 75% in the second term, respectively, of base salary, plus certain incentive compensation and payment of benefits for a period following termination. The Employment Agreement requires payment of an annual base salary of $230,000, and payment of incentive compensation under the Company's Bonus Incentive Plan.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The following report on executive compensation is furnished by the Board of Directors. In fiscal year 1998, as in prior years, the nonmanagement members of the Board of Directors determined the compensation to be paid to the executive officers. An Employment Agreement with Robert M. Stemmler was in effect during the fiscal year. See "Employment Agreement."

                         FISCAL YEAR 1998 COMPENSATION
                            COMPENSATION PHILOSOPHY

    Compensation of the executive officers is designed to link compensation directly to the Company's growth and financial performance. Compensation consists of base compensation, a Bonus Incentive Plan and options under Incentive Stock Option Plans. The objective of these three elements, taken together, is to provide reasonable base compensation and to retain, recognize and reward superior performance. The compensation philosophy also ensures that the Company provides a comprehensive compensation package that is competitive in the marketplace.

                              BONUS INCENTIVE PLAN

    The Company has a Bonus Incentive Plan which includes a bonus incentive plan for the chief executive officer and a bonus incentive pool for the executive officers and staff. These bonus plans have two components: A "revenue portion" which is based upon the percentage increase of the Company's gross revenues to the extent gross revenues exceed 110% of the prior fiscal year gross revenues, and an "earnings before interest and taxes (EBIT) portion" which is based upon the incremental growth in EBIT over the prior fiscal year. The minimum bonus payable to the chief executive officer is 1.5% of the current fiscal year's EBIT and the maximum bonus is 75% of current salary. The minimum bonus pool for the other executive officers and staff is 4% of the current fiscal year's EBIT and the maximum bonus pool is 50% of their current aggregate salaries.

                           DEFERRED COMPENSATION PLAN

    The Board of Directors has adopted a Deferred Compensation Plan to provide a select group of management, highly compensated employees and Directors with the opportunity to participate in a deferred compensation program. Under the program, participants may defer up to 100% of their base compensation and bonuses. The Company is required to make certain matching contributions, a portion of which is options to purchase the Company's Common Stock granted under the Incentive Stock Option Plans and another portion is shares of the Company's Common Stock, subject to vesting provisions. The options are to be granted on the first day of each calendar year during which the Company's Common Stock is traded and the exercise price for such options is the closing price on the Nasdaq National Market or such stock exchange on such first trading day. The plan is not qualified under Section 401 of the Internal Revenue Code. The Company will pay participants upon retirement or termination of employment an amount equal to the amount of deferred compensation plus investment returns and vested shares of the Company's Common Stock.

                                CEO COMPENSATION

    Robert M. Stemmler served as chief executive officer pursuant to an Employment Agreement pursuant to which he was paid a base salary at an annual rate of $230,000. In addition to the base salary, Mr. Stemmler is eligible for an annual cash bonus under the Bonus Incentive Plan during each fiscal year. Mr. Stemmler's bonus for fiscal year 1998 was $96,000.

    As longer term compensation, options were granted to purchase 150,000 shares of Common Stock under the Company's Incentive Stock Option Plan. In addition, Mr. Stemmler was granted options to purchase an additional 50,000 shares of Common Stock which vested only if on or prior to April 30, 1999 the trading price of the Common Stock equaled or exceeded (a) $17.00 per share on any trading day or (b) $15.30 during 20 of 30 consecutive trading days. The trading price requirement was satisfied on June 26, 1998. The options are intended to induce Mr. Stemmler's continued employment, allow him to participate in the ownership of the Company, and provide further long-term incentive to advance the interest of the Company and increase the value of the Company's Common Stock.

                            OTHER EXECUTIVE OFFICERS

    In reviewing and approving base salaries for the executive officers, the Compensation Committee relies on independent industry surveys to assess the Company's salary competitiveness and salary range for each position. Base salary is based upon individual performance, experience, competitive pay practices and level of responsibilities. Base salaries in fiscal year 1998 reflected the Committee's determination of compensation levels required to remain competitive, given each executive officer's performance, the Company's performance and the competitive environment for executive talent. The purpose of stock options is to induce selected, key employees of the Company to remain employed with the Company, to participate in the ownership of the Company, to advance the interests of the Company and to increase the value of the Company's Common Stock.

    The foregoing report was made by the members of the Compensation Committee.

                                          Don J. Simplot, Chair

                                          Norman L. Bryan

                                          Rawland F. Taplett

                    OPTIONS GRANTED BY CERTAIN STOCKHOLDERS

    On June 5, 1998, Questor Partners Fund, L.P. and its affiliate, Questor Side-by-Side Partners, L.P. (together, "Questor"), purchased shares of the Company's Common Stock and 1993 Series 1 Preferred Stock from the estate and family of a deceased stockholder and on the same day granted options to certain officers of the Company to purchase of shares of Common Stock as follows:

Robert M. Stemmler.................................................................    113,858
Syed Hussain.......................................................................    113,858
Dale L. Rasmussen..................................................................     56,928

    The option exercise price is $13.75 per share. The options vest at the rate of 25% annually commencing June 30, 1999. The options become exercisable only after Questor's 1993 Series 1 Preferred Stock is converted (or is convertible at the option of Questor) into Common Stock and then upon the earlier of (i) June 5, 2003 and (ii) the sale by Questor of 50% or more of the Common Shares owned by it as of June 5, 1998 (including 614,250 shares of Common Stock into which the 1993 Series 1 Preferred Stock owned by Questor is convertible). The options will not be exercisable after December 31, 2003, and any option that is not vested upon termination of the full-time employment of the option holder with IMPCO (other than because of death or disability) will terminate.

                         COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Stock Index over the same period (assuming the investment of $100 and reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 VALUE AT APRIL
       30           IMPCO     NASDAQ    NASDAQ TRUCKING TRANSPORTATION
1993                  100.0      100.0                           100.0
1994                  207.3      111.3                           113.3
1995                  165.9      129.4                           113.3
1996                  163.4      184.4                           134.3
1997                  151.2      195.2                           131.6
1998                  243.9      292.1                           192.9

 VALUE AT                              NASDAQ TRUCKING
 APRIL 30       IMPCO       NASDAQ     TRANSPORTATION
-----------  -----------  -----------  ---------------
 1993.....        100.0        100.0          100.0
 1994.....        207.3        111.3          113.3
 1995.....        165.9        129.4          113.3
 1996.....        163.4        184.4          134.3
 1997.....        151.2        195.2          131.6
 1998.....        243.9        292.1          192.9

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP has audited the Company's financial statements for the fiscal years ended April 30, 1988 through 1998.

    The Board of Directors has selected Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending April 30, 1999. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the selection to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the selection of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the selection of Ernst & Young LLP by a majority vote, the selection of independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to select different independent public accountants for the Company. The Board of Directors retains the power to select another firm as independent public accountants for the Company to replace a firm whose selection was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 1999 AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during fiscal year 1998 all officers, directors and greater than 10% beneficial owners complied with the
Section 16(a) filing requirements, except one Form 4 was filed late by each of Peter B. Bensinger (one transaction), Thomas M. Costales (two transactions), Syed Hussain (two transactions), Robert M. Stemmler (two transactions), and Edwin J. Schneebeck (seven transactions), and two Form 4's were filed late by Dale L. Rasmussen (one transaction and two transactions).

                           PROPOSALS OF STOCKHOLDERS

    In order for proposals of stockholders to be included in the proxy materials for presentation at the 1999 Annual Meeting of Stockholders, such proposals must be received by the Corporate Secretary no later than May 13, 1999.

                               OTHER INFORMATION

    The 1998 Annual Report of the Company for the fiscal year ended April 30, 1998 was mailed to stockholders prior to or together with the mailing of this Proxy Statement. Stockholders who did not receive a copy of the 1998 Annual Report with their Proxy Statement may obtain a copy by writing to or calling Dale L. Rasmussen, Secretary, IMPCO Technologies, Inc., 708 Industry Drive, Seattle, Washington 98188; telephone number (206) 575-1594.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Dale L. Rasmussen

                                          SECRETARY

Cerritos, California

September 10, 1998

-------------------------------------------------------------------------------



                           IMPCO TECHNOLOGIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dale L. Rasmussen and Robert M. Stemmler, and each of them, as proxies, with power of substitution, to vote for and on behalf of the undersigned all of the shares of Common Stock of IMPCO Technologies, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on October 15, 1998, and at any adjournment thereof, as follows:



                                                           ------------------
                                                              See Reverse
                                                                  Side
                                                           ------------------


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

                                                                                                              Please mark
                                                                                                              your votes as   / X /
                                                                                                              indicated in
                                                                                                              this example


                    FOR All Nominees listed     WITHHOLD AUTHORITY
                    (except as indicated to     to vote for all Nominees
                    the contrary)               as indicated                                             FOR      AGAINST    ABSTAIN
(1) ELECTION OF     /  /                        /  /                       (2) FOR RATIFICATION OF       /  /       /  /       /  /
    DIRECTORS.                                                                 THE APPOINTMENT OF
                                                                               ERNST & YOUNG LLP
                                                                               AS THE COMPANY'S
                                                                               INDEPENDENT AUDITORS.

INSTRUCTION--To withhold authority to vote for any Nominee,
             print that Nominee's name in the following space:             (3) IN THEIR DIRECTION, THE
                                                                               HOLDERS OF THIS PROXY ARE
                                                                               AUTHORIZED TO VOTE UPON
-------------------------------------------------------------                  SUCH OTHER BUSINESS AS MAY
                                                                               PROPERLY COME BEFORE THE
   Paul Mlotok     Ulrich Ruetz     Robert M. Steunuler                        MEETING.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. MANAGEMENT RECOMMENDS A VOTE FOR ALL
NOMINEES AND FOR THE MATTERS DESIGNATED ON THIS PROXY CARD; IF NO SPECIFICATION IS MADE, A VOTE FOR ALL OF SAID NOMINEES AND FOR
ALL SUCH MATTERS WILL BE ENTERED.

                                                                                I plan to attend the meeting.  /  /

                                                     --------------
                                                                   |
                                                                   |       The undersigned hereby revokes any proxy or
                                                                   |       proxies heretofore given for such shares and
                                                                           ratifies all that said proxies or their
                                                                           substitutes may lawfully do by virtue hereof.


     Signature(s)__________________________________________________________________________    Dated ___________________, 1998
     Please sign exactly as name appears on the proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.


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